UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2016

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

351 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Dr. Pamela P. Palmer, co-founder and chief medical officer of AcelRx Pharmaceuticals, Inc., (the “Company” or “AcelRx”) will present topline results from the single-arm, open-label Phase 3 SAP302 trial which assessed ARX-04 (sufentanil sublingual tablet, 30 mcg) in patients who presented to the emergency room with moderate-to-severe acute pain associated with trauma or injury, at the 2016 Military Health System Research Symposium on August 15, 2016, and will utilize a slide presentation. The slide presentation is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 to this Current Report shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act. The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission under the Securities Act or the Exchange Act made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

On August 15, 2016, the Company issued a press release entitled “AcelRx Pharmaceuticals’ ARX-04 Phase 3 Trial met its Primary Endpoint, Reduced Pain Intensity in ER Patients with Moderate-to-Severe Acute Pain,” a copy of which is attached as Exhibit 99.2 to this Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Slide presentation entitled, “Phase 3 Efficacy and Safety Results of Sufentanil Sublingual Tablet.”

99.2	Press release dated August 15, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2016	ACELRX PHARMACEUTICALS, INC.

	By:	/s/ Jane Wright-Mitchell
Jane Wright-Mitchell
Chief Legal Officer

 EXHIBIT INDEX

Exhibit Number	Description

99.1	Slide presentation entitled, “Phase 3 Efficacy and Safety Results of Sufentanil Sublingual Tablet.”

99.2	Press release dated August 15, 2016.